JOINT INSURED AGREEMENT

          WHEREAS, each of Robeco-Sage Multi-Strategy Fund, L.L.C, Robeco-Sage Multi-Strategy Master Fund, L.L.C., Robeco-Sage Multi-Strategy Institutional Fund, L.L.C., Robeco-Sage Triton Fund, L.L.C., Robeco-Sage Triton Master Fund, L.L.C. and Robeco-Sage Triton Institutional Fund, L.L.C. (each, a "Fund" and collectively, the "Funds") is a non-diversified, closed-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Funds are required to provide and maintain a fidelity bond pursuant to Rule 17g-1 under the 1940 Act; and

          WHEREAS, paragraph (b) of Rule 17g-1 provides that the fidelity bond may be in the form of a joint insured bond covering the Funds; and

          WHEREAS, the Boards of Managers of the Funds, including a majority of those Managers who are not "interested persons" (as that term is defined by the 1940 Act) of the Funds, respectively, have made the determinations required by Rule 17g-1, including those provisions specifically applicable to a joint insured bond;

          NOW, THEREFORE, the Funds hereby agree as follows:

          1. The Funds will each pay a portion of the premiums for the joint insured fidelity bond which is allocated to each party pro rata according to the percentage the party's net assets bears to the aggregate net assets of all the insured parties.

          2. In the event recovery is received under the joint insured bond as a result of a loss sustained by more than one of the insured parties, each party shall receive an equitable and proportionate share of the recovery, but such recovery shall be in an amount at least equal to the amount which such party would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

          This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



Dated: September 8, 2008             ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C.

                                     By: /s/ Timothy J. Stewart
                                         ----------------------------------
                                         Name:  Timothy J. Stewart
                                         Title: Manager


                                     ROBECO-SAGE MULTI-STRATEGY MASTER FUND,
                                     L.L.C.


                                     By: /s/ Timothy J. Stewart
                                         ----------------------------------
                                         Name:  Timothy J. Stewart
                                         Title: Manager


                                     ROBECO-SAGE MULTI-STRATEGY INSTITUTIONAL
                                     FUND, L.L.C.

                                     By: /s/ Timothy J. Stewart
                                         ----------------------------------
                                         Name:  Timothy J. Stewart
                                         Title: Manager



                                     ROBECO-SAGE TRITON FUND, L.L.C.

                                     By: /s/ Timothy J. Stewart
                                         ----------------------------------
                                         Name:  Timothy J. Stewart
                                         Title: Manager



                                     ROBECO-SAGE TRITON MASTER FUND, L.L.C.

                                     By: /s/ Timothy J. Stewart
                                         ----------------------------------
                                         Name:  Timothy J. Stewart
                                         Title: Manager


                                     ROBECO-SAGE TRITON INSTITUTIONAL FUND,
                                     L.L.C.

                                     By: /s/ Timothy J. Stewart
                                         ----------------------------------
                                         Name:  Timothy J. Stewart
                                         Title: Manager